UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2008

Phoenix Technologies Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17111	04-2685985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-570-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2008, Phoenix Technologies Ltd., a Delaware corporation ("Phoenix") announced it has agreed to acquire all of the outstanding shares of privately held BeInSync Ltd., a company incorporated under the laws of the State of Israel ("BeInSync") pursuant to a Share Purchase Agreement (the "Purchase Agreement") by and among Phoenix, BeInSync, the holders of the outstanding shares of BeInSync (the "Shareholders"), and the representative of the Shareholders.

Under the terms of the Purchase Agreement, the total consideration for the outstanding shares of BeInSync will be $22.1 million, including liabilities that will be assumed by Phoenix at closing. The net consideration to be paid to the BeInSync shareholders will be in the form of cash and Phoenix common stock.

The acquisition has been approved by the board of directors of Phoenix and the board of directors and shareholders of BeInSync and is subject to customary closing conditions.

The press release announcing the transaction is attached to this Current Report as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Technologies Ltd.

March 27, 2007	By:	/s/ Timothy C. Chu

Name: Timothy C. Chu
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 27, 2008 announcing acquisition of BeInSync Ltd.